UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               Form 8-K

                            Current Report
     Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)     March 8, 2005

                    Dynasil Corporation of America
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        (Exact name of registrant as specified in its charter)

     New Jersey                                   22-1734088
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(State or other                                 (IRS Employer
jurisdiction of incorporation)                 Identification No.)


            385 Cooper Road, West Berlin, New Jersey, 08091
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               (Address of principal executive offices)


                            (856)-767-4600
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         (Registrant's telephone number, including area code)

                            Not Applicable
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     (Former name or former address, if changed since last report)




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ITEM 2.01. COMPLETION OF ACQUISITION


     On March 8, 2005, Dynasil Corporation of America ("Registrant" or "Dynasil"), acting through a wholly-owned subsidiary, Optometrics Corporation, acquired the operating assets and assumed certain liabilities of Optometrics LLC, a worldwide supplier of quality optical components including diffraction gratings, lenses, thin film filters, laser optics, monochromators, and specialized optical systems and software. Dynasil acquired almost all of the operating assets of Optometrics LLC including production equipment, testing equipment, accounts receivable, inventory, cash, intellectual property, customer lists, order backlog and leasehold rights. In addition, Dynasil assumed specific operating liabilities such as accounts payable, accrued expenses and leasehold obligations. The assets acquired from Optometrics LLC will be conducted under the Optometrics Corporation name. The assets were purchased from Mr. Frank Denton and Ms. Laura Lunardo for a total of $700,000 in cash, 300,000 shares of Dynasil common stock, repayment of Optometrics LLC bank loans totaling $264,750 and a lease by Dynasil and Optometrics Corporation of the building, owned by Mr. Denton and Ms. Lunardo, where the operations are currently conducted for an initial eight year term, with options to renew for two additional five year terms. Mr. Denton and Ms. Lunardo had no previous relationship with Dynasil, its affiliates or directors other than as a purchaser of fused silica parts from Dynasil. The acquisition was funded by the $700,000 of proceeds of a private placement by Dynasil of 700,000 shares of a new series of convertible preferred stock at a sale price of $1.00 per share to existing and new shareholders as well as bank loans. Mr. Craig T. Dunham, Dynasil President and CEO, purchased 263,000 shares of the new series of preferred stock for an aggregate purchase price of $263,000. A copy of the press release is attached as Exhibit 99 to this Report on Form 8-K.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 8, 2005, Dynasil sold 700,000 shares of a Series A 10% Cumulative Convertible Preferred Stock in a private placement. The stock was sold at a price of $1.00 per share. No underwriting discounts or commissions were paid in connection with the sale. The securities were offered and sold only to accredited investors within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Act"), in a transaction conducted section 4(2) of the Act and Regulations D thereunder. Each share of preferred stock carries a 10% per annum dividend and is convertible to
2.2222 shares of common stock at any time by the holders, subject to adjustment for certain subsequent sales of common stock or securities convertible into or exchangeable for common stock, and is callable after two years by Dynasil at a redemption price of $1.00 per share. Proceeds from the preferred stock sale were used to acquire the assets of Optometrics LLC.


ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS.

 ( c ) Exhibits


     99.1 Dynasil Corporation of America press release dated
          March 9, 2005.


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                              SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DYNASIL CORPORATION OF AMERICA

Date: March 11, 2005     By:  /s/ Craig Dunham
                         -----------------------------
                         Craig Dunham
                         President and Chief Executive Officer


                             EXHIBIT INDEX

99.1 Press release, dated March 9, 2005, issued by Dynasil
     Corporation of America announcing its acquisition of Optometrics LLC